Exhibit 21.1

Subsidiaries of the Registrant

AeroCon, LLC

Berry Iowa, LLC

Berry Plastics Acquisition Corporation II

Berry Plastics Acquisition Corporation III

Berry Plastics Acquisition Corporation V

Berry Plastics Acquisition Corporation VIII

Berry Plastics Acquisition Corporation IX

Berry Plastics Acquisition Corporation X

Berry Plastics Acquisition Corporation XI

Berry Plastics Acquisition Corporation XII

Berry Plastics Acquisition Corporation XIII

Berry Plastics Acquisition Corporation XIV, LLC

Berry Plastics Acquisition Corporation XV, LLC

Berry Plastics de Mexico, S. de R.L. de C.V.

Berry Plastics Design, LLC

Berry Plastics Opco, Inc.

Berry Plastics Technical Services, Inc.

Berry Sterling Corporation

Cardinal Packaging, Inc.

Covalence Specialty Adhesives, LLC

Covalence Specialty Coatings, LLC

Covalence Specialty Materials Canada Limited

Covalence Specialty Materials (Belgium)

CPI Holding Corporation

CSM India SPV, LLC

CSM Mexico SPV, LLC

CSM Tijuana, LLC

Grupo de Servicios Berpla, S. de R.L. de C.V.

Kerr Group, LLC

Knight Plastics, Inc.

Landis Plastics, LLC

Packerware Corporation

Pescor, Inc.

Poly-Seal, LLC

Rollpak Acquisition Corporation

Rollpak Corporation

Saffron Acquisition, LLC

Setco, LLC

Sun Coast Industries, LLC

Tubed Products, LLC

Venture Packaging, Inc.

Venture Packaging Midwest, Inc.

Caplas, LLC

Caplas Neptune, LLC

Captive Holdings, Inc.

Captive Plastics, Inc.

Grafco Industries Limited Partnership